Exhibit 99.1

Contact:	Arturo Rodriguez
Atari, Inc.
212-726-4234
arturo.rodriguez@atari.com
ATARI REPORTS FISCAL 2007 FIRST QUARTER RESULTS
NEW YORK, August 9, 2006— Atari, Inc. (Nasdaq: ATAR), a leader in interactive entertainment, today announced financial results for the fiscal 2007 first quarter ended June 30, 2006.
Net revenue for the quarter ended June 30, 2006, was $19.5 million versus $23.9 million in the comparable year-earlier period. Publishing net revenue was $9.8 million versus $12.4 million in the prior year, while distribution revenue was $9.7 million versus $11.5 million in the comparable year-earlier period.
Net loss for the fiscal 2007 first quarter was $7.1 million, or $0.05 per share, compared to a net loss of $32.8 million, or $0.27 per share, in the year-earlier period. Loss from continuing operations for the first quarter of fiscal 2007 was $4.6 million, or $0.03 per share, compared to a loss from continuing operations of $30.1 million, or $0.25 per share, in fiscal 2006.
“Atari continues to execute on its strategic objectives,” stated Bruno Bonnell, Chairman, CEO and Chief Creative Officer of Atari. “We previously announced plans to streamline our portfolio of titles and our operations. Since those announcements, we have divested ourselves of Timeshift, Stuntman, Driver, and our Reflections studio, raising approximately $37.0 million for investment in our future. Further, we are starting to see the results from our previously announced cost savings initiatives as we have reduced general and administrative expenses by 32% in our fiscal 2007 first quarter as compared to the prior year’s first quarter.”
Mr. Bonnell continued, “As we look forward, we are focused on improving profitability, releasing high quality product such as Test Drive Unlimited for Xbox 360, which will take advantage of next generation online capabilities and growing shareholder value.”
Atari’s product lineup for the remainder of fiscal 2007 is expected to include the following new releases:
Arthur and the Minimoys (PlayStation®2 computer entertainment system, PSP system, Nintendo DS™, Game Boy® Advance and Windows), Dragon Ball Z®: Budokai Tenkaichi™ 2 (PlayStation®2 and Nintendo® Wii), DUNGEONS & DRAGONS®: Tactics™ (PSP system), Earthworm Jim (PSP system), HOT PXL (PSP system), Neverwinter Nights 2 (Windows), Super DBZ® (PlayStation®2), and Test Drive Unlimited
- more -

(Xbox 360, Windows, PlayStation®2, PSP system), among others.
Atari will host a teleconference with a simultaneous webcast at 5:00 p.m. Eastern Time today to discuss the Company’s fiscal 2007 first quarter results. To access the teleconference, please dial 1-866-831-6243 (domestic) or 1-617-213-8855 (international), access code 43549574, or listen to it live via the Internet by accessing the Company’s Web site (www.atari.com). For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1- 888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 71769511, beginning approximately one hour after the conclusion of the call and available through August 14, 2006.
About Atari
New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company’s 1,000+ titles include hard-core, genre-defining franchises such as The Matrix™ (Enter The Matrix and The Matrix: Path of Neo) and Test Drive®; and mass-market and children’s franchises such as Nickelodeon’s Blue’s Clues™ and Dora the Explorer™, and Dragon Ball Z®. Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext - ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.
Safe Harbor Statement
With the exception of the historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, GameStop and EB Games; delays in product development and related product release schedules; inability to secure capital; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company’s quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings.
The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
(Tables to Follow)
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ATARI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months
	Ended June 30,
	2005	2006
Net revenues	$23,877	$19,474
Costs and expenses:
Cost of goods sold	18,389	13,927
Research and product development	15,675	7,146
Selling and distribution expenses	7,034	5,101
General and administrative expenses	7,943	5,435
Restructuring expenses	2,703	130
Gain on sale of intellectual property	—	(9,000)
Depreciation and amortization	2,232	1,448

Total costs and expenses	53,976	24,187

Operating (loss)	(30,099)	(4,713)
Interest (expense) income, net	(48)	117
Other income	9	19

(Loss) before provision for income taxes	(30,138)	(4,577)
Provision for income taxes	—	—

(Loss) from continuing operations	(30,138)	(4,577)
(Loss) from discontinued operations of Reflections Interactive Ltd, net of tax	(2,679)	(2,537)

Net (loss)	$(32,817)	$(7,114)

Basic and diluted net (loss) per share:
(Loss) from continuing operations	$(0.25)	$(0.03)
(Loss) from discontinued operations of Reflections Interactive Ltd, net of tax	(0.02)	(0.02)

Net (loss)	$(0.27)	$(0.05)

Basic and diluted weighted average shares outstanding	121,299	134,765

ATARI, INC. AND SUBSIDIARIES
COMPARATIVE BALANCE SHEETS MARCH 31, 2006 vs. June 30, 2006
(in thousands, except share data)
(unaudited)

	March 31,	June 30,
	2006	2006
ASSETS
Current assets:
Cash	$14,948	$6,687
Receivables, net of allowances of $30,918 and $9,323, at March 31, 2006 and June 30, 2006, respectively	12,072	3,899
Inventories, net	20,787	17,959
Due from related parties	4,692	1,076
Prepaid expenses and other current assets	11,345	14,313
Assets of discontinued operations	2,949	2,436

Total current assets	66,793	46,370
Property and equipment, net	6,113	5,244
Goodwill	66,398	66,398
Other assets	4,366	5,356

Total assets	$143,670	$123,368

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,935	$16,087
Accrued liabilities	19,105	21,671
Royalties payable	13,468	8,087
Due to related parties	10,263	8,586
Liabilities of discontinued operations	3,018	1,720

Total current liabilities	69,789	56,151
Long-term liabilities	669	786

Total liabilities	70,458	56,937

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 134,765,510 shares issued and outstanding at March 31, 2006 and June 30, 2006	1,348	1,348
Additional paid-in capital	758,165	758,506
Accumulated deficit	(688,730)	(695,844)
Accumulated other comprehensive income	2,429	2,421

Total stockholders’ equity	73,212	66,431

Total liabilities and stockholders’ equity	$143,670	$123,368

Publishing Platform Mix

	Three Months Ended
	June 30,
	2005	2006
PC	61.1%	41.1%
PS2	16.8%	19.0%
PSP	0.0%	18.4%
GAME BOY ADVANCE	4.9%	12.5%
RETRO	0.0%	5.4%
NDS	0.6%	1.5%
XBOX	5.5%	1.1%
GAMECUBE	10.7%	1.0%
PSX	0.4%	0.0%

Total	100.0%	100.0%